                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported)
                          May 24, 1996



                 THE MAY DEPARTMENT STORES COMPANY
     (Exact name of Registrant as specified in its charter)

   New York                   I-79               43-0398035
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300



                             Page 1

Item 5.   Other Events.

     On May 24, 1996, the state of incorporation of Registrant was changed from New York to Delaware by means of a statutory share exchange. Attached as Exhibit 99-1 is a press release announcing that the Registrant's shareowners approved the reincorporation at the annual meeting of shareowners held on May 24, 1996.



Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99-1      Press Release, dated May 24, 1996       5

     99-2      Press Release, dated May 13, 1996       8

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  May 29, 1996      By:    /s/  Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel

                        INDEX TO EXHIBITS



                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99-1      Press Release, dated May 24, 1996       5

     99-2      Press Release, dated May 13, 1996       8

THE MAY DEPARTMENT STORES COMPANY ANNOUNCES
AGGRESSIVE $4 BILLION, FIVE-YEAR EXPANSION PLAN
TO OPEN 125 NEW DEPARTMENT STORES, REMODEL 70 STORES,
AND IMPROVE DISTRIBUTION CENTERS, EQUIPMENT, AND SYSTEMS

     ST. LOUIS, May 24, 1996 -- The May Department Stores Company told shareowners at its annual meeting today that its five-year expansion plan is the most aggressive in the company's history, reflecting the confidence management has in May Company and in the future of department stores. May will invest almost $4 billion over the next five years, including more than $2 billion for 125 new department stores, adding more than 22 million square feet of selling space. The five-year plan includes $800 million for major expansions and remodels in 70 department stores, and for modernizing distribution centers and equipment and the systems that help run the facilities. In 1996, May will open 29 new stores, for a total of 363 department stores by year-end.
     In his remarks to shareowners, Chairman and Chief Executive Officer David C. Farrell said May has made a number of strategic moves over the last 24 months. With the spin-off of Payless ShoeSource, "May is now totally focused on operating its top-quality department store companies. The Woodward & Lothrop, Wanamaker, and Strawbridge & Clothier acquisitions represent very dynamic, strategic plays for May. Our sound moves have solidified our positions in Washington, D.C., Baltimore, and Philadelphia, and have given us access to new markets such as Reading, Allentown and Wilmington."
     The Woodward & Lothrop and Wanamaker acquisition accounted for 14 of the record 37 new stores May opened in 1995. Of the 29 new stores planned for 1996, 13 are Strawbridge & Clothier locations in Philadelphia. Two of the 1996 new stores opened this spring; the other 27 will open before the holiday season. The 1996 plan includes significant remodeling to 14 stores and expansions to seven of those stores. The 1996 investment, including new stores, remodels, expansions, systems and cost-saving measures, totals more than $750 million.
















                            - more -

     Mr. Farrell called the record first quarter 1996 results "encouraging," with a 12.5% earnings per share increase over 1995's first quarter. "1996 will be a challenging year," he said. "As we look to the fourth quarter, there are five fewer days between Thanksgiving and Christmas, and the shift in the calendar due to the 53rd week creates additional sales jeopardy. An election year is always a wild card. We understand the challenge, and are working even harder to make sure the fourth quarter is as successful as possible."
     Mr. Farrell said, "Achieving top-flight store-for-store growth is May's number one priority. In today's competitive environment, this requires that we do a lot of things right. We are committed to continuous improvement on many fronts:

* "May constantly strives to provide the best possible values to our customers, by working to buy better and smarter.
* "We ardently manage and control our costs. We are committed to being one of the best cost operators in the retail industry.
* "We do everything we can to provide a friendly and speedy shopping experience. The customer wants to get in and out quickly, and we strive to accommodate this.
* "We are focusing on helping managers provide more support for sales associates on the selling floor.
* "We strive to make our stores visually more exciting and fun through the use of graphics, special fixturing, innovative displays, and most importantly, interesting merchandise.
* "We continue to expand assortments, increase our emphasis on stepped-up merchandise, and are always on the lookout for new merchandise classifications that can be added.
* "We continue to pursue high quality vendors and the major introduction of new product.
* "We place a very high premium on operating with more agility and speed in response to trends and key volume items, largely by leveraging our considerable central merchandising capabilities and the improved vendor and store communications these capabilities provide."
* " We are building on the success of our powerful private label program.
* "We seek out proven technologies to help manage our operations as effectively and as efficiently as possible.
* "We are striving to enhance our effectiveness as a more powerful holiday and gift store."









                            - more -

     Mr. Farrell also discussed May's organizational strengths. "In retailing, in many cases, execution is even more important than strategy," he said. "Execution is heavily dependent upon the quality and experience of the people in the organization. While we can never have enough good people, I am very pleased that so many of our recent top executive promotions, both at the corporate and operating company level, have been filled by people from within May."
     In closing, Mr. Farrell expressed optimism about May's future. "Our department store companies have dominant positions in most of the markets where they compete. We operate powerful retail franchises, with each possessing the best-recognized names in their markets and a long history and tradition of providing top quality value and service. Going forward, we are totally focused: on operating our top quality department stores; on generating top-flight store-for-store growth; on aggressive new store expansion; and on making 1996 our 22nd consecutive year of record sales and earnings per share."
     Seven Board of Directors' members were re-elected: Richard
L. Battram, executive vice chairman of May; David C. Farrell, chairman and chief executive officer of May; Eugene S. Kahn, vice chairman of May; Andrall E. Pearson, general partner in Clayton, Dubilier and Rice and chairman of the board of Kraft Foodservice, Inc.; Robert D. Storey, partner in the law firm of Thompson, Hine & Flory; Anthony J. Torcasio, president and chief executive officer of May Merchandising Company; and Edward E. Whitacre, Jr., chairman of the board and chief executive officer of SBC Communications, Inc.
     Other board members whose terms did not expire are: Helene
L. Kaplan, of counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom; Jerome T. Loeb, president of May; Edward H. Meyer, chairman of the board, president and chief executive officer of Grey Advertising, Inc.; Russell E. Palmer, chairman and chief executive officer of The Palmer Group; Michael R. Quinlan, chairman and chief executive officer of McDonald's Corporation; William P. Stiritz, chairman of the board and chief executive officer of Ralston Purina Company; and Murray L. Weidenbaum, chairman of the Center for the Study of American Business and Mallinckrodt Distinguished University Professor at Washington University.
     Shareowners also ratified the appointment of Arthur Andersen & Co. as independent auditors and approved the change in the company's state of incorporation from New York to Delaware. A shareowner proposal concerning a classified board did not pass.
     The May Department Stores Company is one of the largest retailers in the United States. May operates 347 department stores in 30 states and the District of Columbia, with annual sales of more than $10.5 billion.




                              # # #

THE MAY DEPARTMENT STORES COMPANY REPORTS
RECORD RESULTS FOR FIRST QUARTER OF FISCAL 1996:
EARNINGS PER SHARE INCREASE 12.5%; SALES INCREASE 13.9%

     ST. LOUIS, May 13, 1996 -- The May Department Stores Company today reported record earnings per share, net earnings and sales for the first quarter of fiscal 1996.
     For the 13 weeks ending May 4, 1996, fully diluted earnings per share from continuing operations were $.36, a 12.5% increase over $.32 in 1995. First quarter 1996 net earnings from continuing operations were $98 million, compared with $87 million a year ago.
     Sales for the first quarter of fiscal 1996 were $2.42 billion, up 13.9% over $2.13 billion during 1995. Comparable-store sales for the 13 weeks in 1996 increased 6.7% versus the similar 1995 period.
     During the quarter, May opened two new department stores: one Robinsons-May store at Sunset Galleria in Henderson, Nev., and one Foley's store at First Colony Town Center in Sugarland, Texas. An additional 14 new department stores are planned for the balance of the year: five Lord & Taylor stores; one Hecht's store; three Foley's stores; one Kaufmann's store; two Filene's stores; and two Famous-Barr stores, one of which will be operated as L.S. Ayres.
     May also announced during the quarter that it signed a definitive agreement to purchase 13 Strawbridge & Clothier stores in the greater Philadelphia area. Upon completion of the transaction, anticipated in July 1996, May will operate 24 stores in the greater Philadelphia area: 20 stores under the trade name Strawbridge's as part of Hecht's, and four Lord & Taylor stores.
     On May 4, May completed the tax-free distribution to shareowners of shares in Payless ShoeSource, Inc., a self-service family shoe store company.
     The May Department Stores Company operates 347 department stores in 30 states and the District of Columbia.
                              # # #

(CONDENSED CONSOLIDATED RESULTS OF OPERATIONS ON FOLLOWING PAGES)

THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)


                                   13 Weeks Ended
(Millions, except             May 4, 1996      April 29, 1995
per share)                           % to                 % to
                              $     Revenues     $      Revenues

Net Retail Sales         $  2,421             $   2,125
Revenues                 $  2,511             $   2,218
Cost of sales               1,755    69.9%        1,543   69.6%
Selling, general and
administrative expenses       528    21.1           470   21.2
Interest expense, net          64     2.5            58    2.6
Earnings from continuing
 operations before income
 taxes                        164     6.5           147    6.6
Provision for income taxes     66    40.5*           60   40.7*
Net Earnings from:
 Continuing operations   $     98     3.9%    $      87    3.9%
 Discontinued operation  $     11             $      27
Net Earnings             $    109             $     114
Fully Diluted Earnings per
 Share from:
  Continuing operations  $    .36             $     .32
  Discontinued operation $    .05             $     .10
Fully Diluted Earnings per
 Share                   $    .41             $     .42
Dividends Paid per Common
 Share                   $    .28-1/2         $     .26
Fully Diluted Average Shares
 and Equivalents            265.8                 264.5

   * Percent represents effective income tax rate


     NET RETAIL SALES - PERCENT INCREASE VERSUS LAST YEAR

Net retail sales represent the sales of stores operating at the end of the latest period. They exclude finance charge revenues and the sales of stores which have been closed and not replaced. Store-for-store sales represent sales of those stores open during both periods.


                            Total    Store-for-Store
13 Weeks Ended May 4, 1996  13.9%             6.7%

THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

Interim Results. The unaudited condensed consolidated results of operations have been prepared in accordance with the company's accounting policies as described in the 1995 Annual Report to Shareowners and should be read in conjunction with that report. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included; however, certain items are included in this statement based on estimates for the entire year. Also, operating results of periods which exclude the Christmas season may not be indicative of the operating results that may be expected for the full fiscal year.

Inventories. Department store merchandise inventories are stated on the LIFO (last-in, first-out) cost basis. The LIFO provision for the first quarter was $8 million in 1996 and 1995.

Discontinued Operation. In January 1996, the company announced its intention to spin off Payless ShoeSource, Inc. ("Payless"), its chain of self-service family shoe stores. The spin-off was completed effective May 4, 1996, as a tax-free distribution to shareowners. The company's financial statements presented herein reflect Payless as a discontinued operation.

As discussed in the 1995 Annual Report to Shareowners, and in accordance with generally accepted accounting principles, Payless 1996 pre-tax earnings were recorded in 1995 to the extent of spin-off costs and the Payless operating loss from January 17, 1996 through fiscal 1995 year-end. As a result, $21 million of 1996 Payless pre-tax earnings is not reported in the first quarter net earnings from discontinued operation. In addition, during the 1996 first quarter, Payless recorded a $6.1 million pre-tax charge relating to the spin-off. The following recaps the first quarter Payless results:

                                   1996               1995
                                      Fully               Fully
                                     Diluted             Diluted
                              Net    Earnings    Net    Earnings
(Millions, except per share)Earnings per Share Earnings per Share

Payless operating results       $28      $.11     $27     $.10
1996 earnings recorded in
 1995                           (13)     (.04)     -        -
First quarter 1996 charge
 relating to the spin-off        (4)     (.02)     -        -
Discontinued operation          $11      $.05    $27       $.10

Acquisition. On April 4, 1996, the company announced it will acquire 13 Strawbridge & Clothier stores in the greater Philadelphia area in a transaction expected to close in July 1996, subject to customary conditions, including approval by Strawbridge and Clothier ("Strawbridge") shareowners and other regulatory approvals. As required by the purchase agreement with Strawbridge, the company will deliver, at the July closing, subject to later adjustment, 4.2 million shares of May common stock and will assume approximately $280 million of debt and certain other liabilities in exchange for the Strawbridge department store assets. The company has also agreed to issue additional May common stock in exchange for any cash proceeds from Strawbridge's divestiture of its Clover discount division, net of certain transaction expenses. The asset acquisition will be accounted for as a purchase.

Trailing Years' Results. Operating results for the trailing years were as follows (millions, except per share):

                                     52 Weeks Ended
                            May 4, 1996       April 29, 1995
Net retail sales            $   10,896            $    9,866
Revenues                    $   11,245            $   10,220
Net earnings                $      711            $      660
Fully diluted earnings      $     2.65            $     2.47
 per share